EXHIBIT 1.7

Except as otherwise provided in this Exhibit 1.7, or in Exhibit 1.5 to Amendment No. 5, Exhibit 1.4 to Amendment No. 4, Exhibit 1.3 to Amendment No. 3, Exhibit 1.2 to Amendment No. 2 or in Exhibit 1.1 to Amendment No. 1, none of the information regarding the individuals affiliated with Split Rock Partners, LLC and Windamere III, LLC has changed since the filing of Exhibit 1 to Schedule 13D dated November 30, 2004.

Scott L. Glenn, Managing Member and Director of Windamere III, LLC and Chairman of Planet Technologies, Inc., by virtue of the Windamere III, LLC acquisition reported on Amendment No. 7, acquired beneficial ownership of 222,000 shares, resulting in Mr. Glenn beneficially owning an aggregate of 1,903,944 shares of Common Stock.  Mr. Glenn submitted his resignation as President and CEO of Planet Technologies, Inc. effective as of April 25, 2007.  In connection with the transaction described on Amendment No. 7, Mr. Glenn entered into:  an Indemnification Agreement dated November 8, 2007 between Planet Technologies, Inc. and Mr. Glenn, a Consulting Agreement dated November 8, 2007 between Planet Technologies, Inc. and Mr. Glenn, a Right of First Refusal and Cosale Agreement dated November 8, 2007 between Planet Technologies, Mr. Glenn, and other stockholders, a Voting Agreement dated November 8, 2007 between Planet Technologies, Inc., Mr. Glenn, and other stockholders, a Letter Agreement dated November 8, 2007 between Aisling Capital, Glenn Holdings, LP, and other stockholders, and a Letter Agreement dated November 8, 2007 between Planet Technologies, Inc. and Glenn Holdings, LP.

The names and present principal occupations of the current directors and executive officers of The Travelers Companies, Inc. and St. Paul Fire and Marine Insurance Company are set forth below.  During the last five years, none of the individuals has been convicted in any criminal proceeding (excluding traffic violations and similar misdemeanors) or has been a party to any civil proceeding of a judicial or administrative body as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding violations with respect to such laws.  All of the individuals listed below are citizens of the United States.

The Travelers Companies, Inc.

Name	Position with Travelers	Present Principal Occupation or Employment	Business Address	Shares of Planet Technologies Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Planet Technologies
Alan L. Beller	Director	Partner, Cleary Gottlieb Steen & Hamilton LLP	Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006	0	None

Name	Position with Travelers	Present Principal Occupation or Employment	Business Address	Shares of Planet Technologies Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Planet Technologies
John H. Dasburg	Director	Chairman and Chief Executive Officer, ASTAR Air Cargo, Inc.	ASTAR Air Cargo, Inc. 2 South Biscayne Blvd., Suite 3663 Miami, FL 33131	0	None

Janet M. Dolan	Director	Retired Chief Executive Officer and President, Tennant Company	Office of Janet Dolan 7260 University Ave NE Suite 160 Fridley, MN 55432	0	None

Kenneth M. Duberstein	Director	Chairman and Chief Executive Officer, The Duberstein Group, Inc.	The Duberstein Group 2100 Pennsylvania Ave. NW, Suite 500 Washington, DC 20037	0	None

Jay S. Fishman	Chairman, Chief Executive Officer, President and Director	Chairman, Chief Executive Officer and President of The Travelers Companies, Inc.	The Travelers Companies, Inc. 385 Washington Street St. Paul, MN 55102	0	None

Lawrence G. Graev	Director	Chairman, Chief Executive Officer and President, The GlenRock Group, LLC	The GlenRock Group, LLC Tower 56 126 East 56th Street New York, NY 10022	0	None

Patricia L. Higgins	Director	Retired President and Chief Executive Officer of Switch and Data Facilities, Inc.	432 Buttonwood Lane Largo, FL 33770	0	None

Thomas R. Hodgson	Director	Retired President and Chief Operating Officer, Abbott Laboratories	225 E. Deerpath Suite 222 Lake Forest, IL 60045	0	None

Cleve L. Killingsworth, Jr.	Director	President and Chief Executive Officer of Blue Cross and Blue Shield of Massachusetts, Inc.	Blue Cross and Blue Shield of Massachusetts, Inc. 401 Park Avenue Boston, MA 02215	0	None

Robert I. Lipp	Director	Senior Advisor, JPMorganChase & Co.	JPMorganChase & Co. 270 Park Avenue New York, NY 10017	0	None

Blythe J. McGarvie	Director	President, Leadership for International Finance	Leadership for International Finance 3025 River Oaks Road Williamsburg, VA 23185	0	None

Glen D. Nelson, M.D.	Director	Retired Vice Chairman, Medtronic, Inc.	301 Carlson Parkway, Suite 315 Minnetonka, MN 55305	0	None

Laurie J. Thomsen	Director	Partner, New Profit, Inc.	235 Nashawtuc Road Concord, MA 01742	0	None

Name	Position with Travelers	Present Principal Occupation or Employment	Business Address	Shares of Planet Technologies Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Planet Technologies
John J. Albano	Executive Vice President-Business Insurance	Executive Vice President-Business Insurance of The Travelers Companies, Inc.	One Tower Square Hartford, CT 06183	0	None

Bruce A. Backberg	Senior Vice President and Corporate Secretary	Senior Vice President and Corporate Secretary of The Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None

Jay S. Benet	Vice Chairman & Chief Financial Officer	Vice Chairman & Chief Financial Officer of The Travelers Companies, Inc.	One Tower Square Hartford, CT 06183	0	None

Andy F. Bessette	Executive Vice President – Chief Administrative Officer	Executive Vice President – Chief Administrative Officer of The Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None

William A. Bloom	Executive Vice President-Insurance Operations & Information Technology	Executive Vice President-Insurance Operations & Information Technology of The Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None

Kathleen L. Bolduc	Executive Vice President, Chief Marketing Officer	Executive Vice President, Chief Marketing Officer of The Travelers Companies, Inc.	One Tower Square Hartford, CT 06183	0	None

Irwin R. Ettinger	Vice Chairman	Vice Chairman of The Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None

William P. Hannon	Executive Vice President-Enterprise Risk Management & Business Conduct Officer	Executive Vice President-Enterprise Risk Management & Business Conduct Officer of The Travelers Companies, Inc.	One Tower Square Hartford, CT 06183	0	None

William H. Heyman	Vice Chairman & Chief Investment Officer	Vice Chairman & Chief Investment Officer of The Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None

Joseph P. Lacher, Jr.	Executive Vice President – Personal Insurance	Executive Vice President – Personal Insurance of The Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None

Name	Position with Travelers	Present Principal Occupation or Employment	Business Address	Shares of Planet Technologies Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Planet Technologies
Brian W. MacLean	Executive Vice President & Chief Operating Officer	Executive Vice President & Chief Operating Officer of The Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None

Maria Olivo	Executive Vice President, Market Development and Investor Relations	Executive Vice President, Market Development and Investor Relations of The Travelers Companies, Inc.	One Tower Square Hartford, CT 06183	0	None

Douglas K. Russell	Senior Vice President, Controller & Treasurer	Senior Vice President, Controller & Treasurer of The Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None

Alan D. Schnitzer	Vice Chairman and Chief Legal Officer	Vice Chairman and Chief Legal Officer of The Travelers Companies, Inc.	485 Lexington Avenue New York, NY 10017	0	None

Doreen Spadorcia	Executive Vice President - Claim Services	Executive Vice President – Claim Services of The Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None

Kenneth F. Spence, III	Executive Vice President and General Counsel	Executive Vice President and General Counsel of The Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None

St. Paul Fire and Marine Insurance Company

Name	Position with F&M	Present Principal Occupation or Employment	Business Address	Shares of Planet Technologies Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Planet Technologies
John J. Albano	Executive Vice President, Business Insurance	Executive Vice President, Business Insurance of F&M	One Tower Square Hartford, CT 06183	0	None

Bruce A. Backberg	Senior Vice President & Corporate Secretary	Senior Vice President & Corporate Secretary of F&M	385 Washington Street St. Paul, MN 55102	0	None

Name	Position with F&M	Present Principal Occupation or Employment	Business Address	Shares of Planet Technologies Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Planet Technologies
Jay S. Benet	Vice Chairman & Chief Financial Officer and Director	Vice Chairman & Chief Financial Officer and Director of F&M	One Tower Square Hartford, CT 06183	0	None

Andy F. Bessette	Executive Vice President & Chief Administrative Officer and Director	Executive Vice President & Chief Administrative Officer and Director of F&M	385 Washington Street St. Paul, MN 55102	0	None

William A. Bloom	Executive Vice President – Insurance Operations & Information Technology and Chief Information Officer	Executive Vice President –Insurance Operations & Information Technology and Chief Information Officer of F&M	One Tower Square Hartford, CT 06183	0	None

Kathleen L. Bolduc	Executive Vice President, Chief Marketing Officer	Executive Vice President, Chief Marketing Officer Development of F&M	One Tower Square Hartford, CT 06183	0	None

Irwin R. Ettinger	Vice Chairman	Vice Chairman of F&M	One Tower Square Hartford. CT 06183	0	None

William P. Hannon	Executive Vice President-Enterprise Risk Management & Business Conduct Officer	Executive Vice President-Enterprise Risk Management, & Business Conduct Officer of F&M	One Tower Square Hartford, CT 06183	0	None

William H. Heyman	Vice Chairman & Chief Investment Officer and Director	Vice Chairman & Chief Investment Officer and Director of F&M	385 Washington Street St. Paul, MN 55102	0	None

Michael F. Klein	President-Commercial Accounts	President-Commercial Accounts of F&M	385 Washington Street St. Paul, MN 55102	0	None

Joseph P. Lacher, Jr.	Executive Vice President, Personal Insurance and Director	Executive Vice President, Personal Insurance and Director of F&M	One Tower Square Hartford, CT 06183	0	None

Brian W. MacLean	Chairman, President and Chief Executive Officer and Director	Chairman, President and Chief Executive Officer and Director of F&M	One Tower Square Hartford, CT 06183	0	None

Name	Position with F&M	Present Principal Occupation or Employment	Business Address	Shares of Planet Technologies Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Planet Technologies
Maria Olivo	Executive Vice President, Market Development and Investor Relations	Executive Vice President, Market Development and Investor of F&M	One Tower Square Hartford, CT 06183	0	None

Douglas K. Russell	Senior Vice President, Controller & Treasurer	Senior Vice President, Controller & Treasurer of F&M	One Tower Square Hartford. CT 06183	0	None

Alan D. Schnitzer	Vice Chairman and Chief Legal Officer	Vice Chairman and Chief Legal Officer of F&M	485 Lexington Avenue New York, NY 10017	0	None

Doreen Spadorcia	Executive Vice President, Claim and Director	Executive Vice President, Claim and Director of F&M	One Tower Square Hartford, CT 06183	0	None

Kenneth F. Spence, III	Executive Vice President & General Counsel and Director	Executive Vice President & General Counsel and Director of F&M	385 Washington Street St. Paul, MN 55102	0	None